QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 25, 2001 relating to the consolidated financial statements, which appears in Tier Technology, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the incorporation by reference of our report dated October 25, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP
San Jose, California
December 11, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS